UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 .    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)    Effective with the May 7, 2015 Annual Meeting of Shareholders (the Annual Meeting), Lillian Bauder, a member of the Board of Directors (the Board) of DTE Energy Company (the Company), retired from the Board. Dr. Bauder reached the Board's mandatory retirement age during her most recent term.

(b) At the Annual Meeting, the shareholders of the Company approved a proposal to adopt a new executive performance plan (Executive Performance Plan). A description of the Executive Performance Plan can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 12, 2015 (the Proxy) in “Proposal No. 4 - Management Proposal - Executive Performance Plan,” which is incorporated herein by reference. This description is qualified in its entirety by reference to the Executive Performance Plan attached to the Proxy as Exhibit A.

Item 5.07.      Submission of Matters to a Vote of Security Holders.

(a)    The Annual Meeting was held on May 7, 2015.

(b)    At the Annual Meeting:

(i)
The director nominees named in the Proxy were all elected to the Board as follows: Gerard M. Anderson, David A. Brandon, W. Frank Fountain, Jr., Charles G. McClure, Jr., Gail J. McGovern, Mark A. Murray, James B. Nicholson, Charles W. Pryor, Jr., Josue Robles, Jr., Ruth G. Shaw, David A. Thomas and James H. Vandenberghe were each elected to serve as a director of the Company for a one-year term expiring in 2016, with the votes shown:

	Total Votes For Each Director	Total Votes Withheld From Each Director	Broker Non-Votes
Gerard M. Anderson	118,432,777.326	7,756,192.725	22,661,746
David A. Brandon	124,312,932.814	1,876,037.237	22,661,746
W. Frank Fountain, Jr.	124,277,239.483	1,911,730.568	22,661,746
Charles G. McClure, Jr.	124,644,034.607	1,544,935.444	22,661,746
Gail J. McGovern	123,935,780.822	2,253,189.229	22,661,746
Mark A. Murray	124,632,534.604	1,556,435.447	22,661,746
James B. Nicholson	124,217,352.639	1,971,617.412	22,661,746
Charles W. Pryor, Jr.	124,264,602.407	1,924,367.644	22,661,746
Josue Robles, Jr.	123,724,475.137	2,464,494.914	22,661,746
Ruth G. Shaw	121,254,522.300	4,934,447.751	22,661,746
David A. Thomas	124,639,526.684	1,549,443.367	22,661,746
James H. Vandenberghe	124,576,566.973	1,612,403.078	22,661,746

(ii)	Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year 2015, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
146,448,831.190	1,418,315.076	983,569.785	—

(iii)	Shareholders approved, on an advisory basis, the overall executive compensation paid to the Company's named executive officers as more fully described in the Proxy, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
108,894,032.934	15,861,700.728	1,432,299.389	22,662,683

(iv)	Shareholders approved the Executive Performance Plan as more fully described in the Proxy, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
112,616,847.948	12,233,461.819	1,337,723.284	22,662,683

(v)	Shareholders did not approve the shareholder proposal relating to political contributions disclosure as more fully describe in the Proxy, with the votes shown.

For	Against	Abstentions	Broker Non-Votes
40,105,151.145	82,788,317.098	3,294,901.808	22,662,346

(vi)	Shareholders approved the shareholder proposal relating to proxy access as more fully described in the Proxy with the votes shown:

For	Against	Abstentions	Broker Non-Votes
76,842,406.161	47,738,201.927	1,607,071.963	22,663,036

(vii)	Shareholders did not approve the shareholder proposal relating to distributed generation as more fully described in the Proxy, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
33,455,053.800	88,137,463.996	4,595,515.255	22,662,683

(viii)
With respect to the shareholder proposal regarding an independent board chairman (as more fully described in the Proxy), neither the proponent nor any authorized representative of the proponent attended the Annual Meeting and, as a result, the proposal was not properly presented at the Annual Meeting. If the proposal had been properly presented, the proposal would have received the following votes:

For	Against	Abstentions	Broker Non-Votes
52,458,421.520	72,111,771.944	1,618,176.587	22,662,346

9.01.          Financial Statements and Exhibits.

(d)     Exhibits

99.1
The section entitled “Proposal No. 4 - Management Proposal - Executive Performance Plan" appearing on pages 35-36 of the DTE Energy Company Definitive Proxy Statement filed with the Securities and Exchange Commission on March 12, 2015 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2015
DTE ENERGY COMPANY
(Registrant)

/s/LISA A. MUSCHONG
Lisa A. Muschong
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1
The section entitled “Proposal No. 4 - Management Proposal - Executive Performance Plan" appearing on pages 35-36 of the DTE Energy Company Definitive Proxy Statement filed with the Securities and Exchange Commission on March 12, 2015 is incorporated by reference herein.